UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

July 23, 2013
Date of Report (Date of Earliest event reported)

CYNK TECHNOLOGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-179118	26-2568892
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV		89169
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (800) 972-6017

Introbuzz, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2013, Introbuzz, Inc., a Nevada corporation (the “Company”), filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation (the “Certificate”) to amend the name of the Company listed therein from “Introbuzz, Inc.” to “Cynk Technology Corp” (the “Change of Name”).  The Certificate also effectuated a 75-for-1 forward split of the Company's common stock, par value $0.001 per share (the “Foward Split” and “Common Stock”, respectively), The Financial Industry Regulatory Authority (“FINRA”) announced and deemed the Company’s 1-for-75 forward split to be effective on July 15, 2013 and the name change to “Cynk Technology Corp.” to be effective as of July 23, 2013.

A copy of the Certificate is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the approval by the Company's Shareholders of the Change of Name and the Forward Split by written consent of the majority of the Company's Shareholders, on June 26, 2013 the Company filed with the Securities and Exchange Commission a Definitive Schedule 14C Information Statement, which by this reference is incorporated herein, and subsequently thereto, on or about  June 27, 2013, caused a copy thereof to be mailed to each Shareholder of the Company as of the record date for Shareholder approval of the corporate actions involving the Change of Name and Forward Split.

Item 8.01 Other Events.

In connection with the name change of the Company from “Introbuzz, Inc.” to “Cynk Technology Corp.”, the Company also requested, and received, an updated stock trading ticker symbol, “CYNK”, that was assigned and deemed effective by FINRA as of July 23, 2013, with respect to the Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location

3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on June 21, 2013.	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CYNK TECHNOLOGY CORP.

Date: July 25, 2013	By:	/s/ Marlon L. Sanchez
	Name:	Marlon L. Sanchez
	Title:	President